Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                ----------------

                       MOTORCAR PARTS & ACCESSORIES, INC.
             (Exact name of registrant as specified in its charter)

         New York                                                 11-2153962
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

2727 Maricopa Street, Torrance, California                         90503
 (Address of Principal Executive Offices)                        (Zip Code)

                             1994 STOCK OPTION PLAN
                            (Full title of the plan)

                                    Mel Marks
                             Chief Executive Officer
                       MOTORCAR PARTS & ACCESSORIES, INC.
                2727 Maricopa Street, Torrance, California 90503
                     (Name and address of agent for service)

                                  310-212-7910
          (Telephone number, including area code, of agent for service)


                           CALCULATION OF REGISTRATION FEE
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                                    PROPOSED       PROPOSED
                                    MAXIMUM        MAXIMUM
TITLE OF          AMOUNT            OFFERING       AGGREGATE       AMOUNT OF
SECURITIES TO     TO BE             PRICE PER      OFFERING        REGISTRATION
BE REGISTERED     REGISTERED(1)     SHARE(2)       PRICE(2)        FEE(2)
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Common Stock,
par value $.01
per share....    270,000 shares     $ 14.1875      $ 3,830,625     $ 1,160.80

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Total            270,000                           $ 3,830,625     $ 1,160.80
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(1)     Pursuant to Rule 416(b),  there shall also be deemed covered hereby such additional securities as may result from anti-dilution adjustments under the 1994 Stock Option Plan.

(2) Estimated solely for the purpose of calculating the registration fee on the basis of, pursuant to Rule 457(c) and (h), the average of the high and low sales prices per share of the registrant's Common Stock on the NASDAQ National Market on December 16, 1996 with respect to 270,000 shares subject to future grant under the 1994 Stock Option Plan.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

           This Registration Statement on Form S-8 relates to shares of the Common Stock, par value $.01 per share (the "Common Stock"), of Motorcar Parts & Accessories, Inc. (the "Registrant"), which may be issued under the Registrant's 1994 Stock Option Plan (the "Plan"). Pursuant to General Instruction E of Form S-8, the Registrant hereby incorporates by reference the contents of the Registrant's Registration Statement on Form S-8 (File No. 33-93988) as previously filed with the Securities and Exchange Commission, covering 450,000 shares of Common Stock that may be issued pursuant to the Plan. This Registration Statement is being filed to register an additional 270,000 shares of the Registrant's Common Stock subject to issuance under the Plan.


ITEM 8.    EXHIBITS

5.1 Opinion of Parker Chapin Flattau & Klimpl, LLP, counsel to the Registrant, as to the legality of the securities being offered.

23.1       Consent of Richard A. Eisner & Company,  LLP,  Independent
           Auditors.

23.2 Consent of Parker Chapin Flattau & Klimpl, LLP (contained in exhibit 5.1).

24.1 Power of Attorney (contained in the signature page to this Registration Statement).

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Woodbury, State of New York, on the 9th day of September, 1996.

                                       MOTORCAR PARTS & ACCESSORIES, INC.

                                       By: /S/ MEL MARKS
                                          ----------------------------------
                                          Mel Marks, Chief Executive Officer


                                POWER OF ATTORNEY

           KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mel Marks and Richard Marks, and each of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the prem ises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that his said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.


SIGNATURE                   TITLE                             DATE
---------                   -----                             ----
/S/ MEL MARKS               Chairman of the Board of          September 9, 1996
------------------------    Directors (principal executive
Mel Marks                   officer)


/S/ RICHARD MARKS           President, Chief Operating        September 9, 1996
------------------------    Officer and Director
Richard Marks


/S/ MURRAY ROSENZWEIG       Director                          September 9, 1996
------------------------
Murray Rosenzweig


/S/ MEL MOSKOWITZ           Director                          September 10, 1996
------------------------
Mel Moskowitz


/S/ SELWYN JOFFE            Director                          September 9, 1996
------------------------
Selwyn Joffe


/S/ PETER BROMBERG          Chief Financial Officer           September 9, 1996
------------------------    (principal financial and
Peter Bromberg              accounting officer)

                                  EXHIBIT INDEX
Exhibit
Number                                                                  Page No.
------                                                                  --------

*5.1 Opinion of Parker Chapin Flattau & Klimpl, LLP, counsel to the Company, as to the legality of the securities being offered.

*23.1      Consent of Richard A. Eisner & Company,  LLP,  Independent
           Auditors.

*23.2 Consent of Parker Chapin Flattau & Klimpl, LLP (contained in Exhibit 5.1).

*24.1 Power of Attorney (contained in the signature page to this Registration Statement).

-----------------------
*   Filed herewith.